        As filed with the Securities and Exchange Commission on May 18, 1999
                             Registration No. ___-_____

                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                   --------------

                                      FORM 8-A

                            FOR REGISTRATION OF CERTAIN
                           CLASSES OF SECURITIES PURSUANT
                            TO SECTION 12(b) OR 12(g) OF
                        THE SECURITIES EXCHANGE ACT OF 1934

                      ---------------------------------------

                             RUBIO'S RESTAURANTS, INC.
               (Exact Name of Registrant as Specified in its Charter)

                DELAWARE                               33-0100303
         (State of Incorporation            (IRS Employer Identification No.)
            or Organization)

                            1902 WRIGHT PLACE, SUITE 300
                            CARLSBAD, CALIFORNIA  92008
                (Address of Principal Executive Offices) (Zip Code)

If this form relates to the              If this form relates to the
registration of a class of securities    registration of a class of securities
pursuant to Section 12(b) of the         pursuant to Section 12(g) of the
Exchange Act and is effective pursuant   Exchange Act and is effective pursuant
to General Instruction A.(c), please     to General Instruction A.(d), please
check the following box.  / /            check the following box.  /X/

Securities Act Registration Statement File Number to which this form relates:      333-75087
                                                                                ---------------
                                                                                (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:


           Title of Each Class               Name of Each Exchange on Which
           to be so Registered               Each Class is to be Registered
           -------------------               ------------------------------
             Not Applicable                          Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

                      Common Stock, par value $0.001 per share

                                  (Title of class)

                   INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     See "Description of Securities" in our Registration Statement on Form S-1 (Registration No. 333-75087) filed with the Securities and Exchange Commission (the "Commission") on March 26, 1999 as amended on April 30, 1999 and May 14, 1999 and by any other amendments to such Registration Statement on Form S-1 made prior to the effective date (collectively, the "Registration Statement"), each of which is incorporated herein by reference. The form of Prospectus filed by us pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference into the Registration Statement.

ITEM 2.   EXHIBITS.

     The following exhibits to this Registration Statement on Form 8-A are incorporated by reference to the documents specified which have been or will be filed with the Commission:

     1. Form of Amended and Restated Certificate of Incorporation to become effective simultaneously with the completion of the offering of shares of our Common Stock, filed as Exhibit 3.2 to the Registration Statement.

     2. Form of Restated Bylaws to become effective simultaneously with the completion of the offering of shares of our Common Stock, filed as
          Exhibit 3.4 to the Registration Statement.

     3. Form of Certificate for Common Stock, filed as Exhibit 4.1 to the Registration Statement.

     4.   Amended and Restated Investors' Rights Agreement, filed as Exhibit
          10.7 to the Registration Statement.

     5. Amendment No. 1 to the Amended and Restated Investors' Rights Agreement, filed as Exhibit 10.8 to the Registration Statement.

     6. Amendment No. 2 to the Amended and Restated Investors' Rights Agreement, filed as Exhibit 10.9 to the Registration Statement.

                                     SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.

                                     RUBIO'S RESTAURANTS, INC.



Date: May 18, 1999                   By: /s/ Ralph Rubio
                                         -------------------------------------
                                         Ralph Rubio
                                         President and Chief Executive Officer

                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                    EXHIBITS

                                       TO

                                    FORM 8-A

                                     UNDER

                        SECURITIES EXCHANGE ACT OF 1934


                           RUBIO'S RESTAURANTS, INC.

                                   EXHIBIT INDEX
                                   -------------

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference to the documents specified which have been or will be filed with the Commission:


Exhibit
Number    Exhibit
-------   -------
1.        Form of Amended and Restated Certificate of Incorporation to become effective simultaneously with the completion of the offering of shares of our Common Stock, filed as Exhibit 3.2 to the Registration
          Statement.

2. Form of Restated Bylaws to become effective simultaneously with the completion of the offering of shares of our Common Stock, filed as
          Exhibit 3.4 to the Registration Statement.

3.        Form of Certificate for Common Stock, filed as Exhibit 4.1 to the
          Registration Statement.

4.        Amended and Restated Investors' Rights Agreement, filed as Exhibit
          10.7 to the Registration Statement.

5.        Amendment No. 1 to the Amended and Restated Investors' Rights
          Agreement, filed as Exhibit 10.8 to the Registration Statement.

6.        Amendment No. 2 to the Amended and Restated Investors' Rights
          Agreement, filed as Exhibit 10.9 to the Registration Statement.